
                                                              EXHIBIT 11

                                               SENECA FOODS CORPORATION AND SUBSIDIARIES
                                                   COMPUTATION OF EARNINGS PER SHARE

                                                   (In thousands except share data)




                                                                         Three Months Ended                   Nine Months Ended
                                                                         ------------------                   -----------------
                                                                     12/30/00             1/1/00          12/30/00          1/1/00
                                                                     --------             ------          --------          ------


Basic Net (Loss) Earnings Applicable
  to Common Stock:

    Net (Loss) Earnings                                      $           (1,116) $         2,212  $          2,227  $          2,572
    Deduct Preferred Cash Dividends                                           6                6                18                18
                                                             -----------------------------------------------------------------------
      Net (Loss) Earnings Applicable to
        Common Stock                                         $           (1,122) $         2,206  $          2,209  $          2,554
                                                             =======================================================================

Weighted Average Common
  Shares Outstanding                                                  6,578,494        6,469,621         6,575,018         6,477,889
Effect of Common Stock Equivalent                                             -                -                 -                 -
                                                             -----------------------------------------------------------------------
Weighted Average Common Shares Outstanding
for Primary Earnings per Share                                        6,578,494        6,469,621         6,575,018         6,477,889
                                                             =======================================================================

Basic (Loss) Earnings Per Share                              $             (.17)  $          .34   $           .34   $           .39
                                                             =======================================================================

Diluted Net (Loss) Earnings Applicable
  to Common Stock:

    Net (Loss) Earnings Applicable to
      Common Stock                                           $           (1,122) $         2,206  $          2,209  $          2,554
    Add Back Preferred Cash Dividends                                         -                5                15                15
                                                             -----------------------------------------------------------------------
        Net (Loss) Earnings Applicable to
      Common Stock                                           $           (1,122) $         2,211  $          2,224  $          2,569
                                                             =======================================================================

Weighted Average Common
  Shares Outstanding                                                  6,578,494        6,469,621         6,575,018         6,477,889
Effect of Common Stock Equivalent                                             -        3,755,374         3,650,257         3,747,106
                                                             -----------------------------------------------------------------------
Weighted Average Common Shares
  Outstanding for Diluted Earnings per Share                          6,578,494       10,224,995        10,225,275        10,224,995
                                                             =======================================================================

Diluted (Loss) Earnings Per Share                            $             (.17)   $         .22   $           .22   $           .25
                                                             =======================================================================